EMPLOYMENT AGREEMENT

        Agreement, dated as of July 1, 1997, by and between PSI INDUSTRIES, INC., a Florida corporation, having its principal place of business at 1160-B South Rogers Circle, Boca Raton, Florida 33487 (the "Corporation"), and GEORGE ERFURT, residing at 4772 North Citation Drive, Apartment 201, Delray Beach, Florida 33445 (the "Executive").

                              W I T N E S S E T H:
                              --------------------

        WHEREAS, the Corporation desires to employ Executive as an executive officer, and Executive is willing to accept such employment, all subject to the terms and conditions set forth herein:

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth herein, the parties hereto agree as follows:

        1. EMPLOYMENT AND TERM. Subject to the terms and conditions hereof, the
           -------------------
Corporation hereby employs Executive, and Executive hereby accepts employment by the Corporation, for a period of three (3) years commencing on the date hereof.

        2. DUTIES. Executive shall serve the Corporation as its Vice-President
           ------
of Sales and, in such capacity, subject to the direction of the Corporation's President, Chief Executive Officer and Board of Directors, he shall be responsible for the Company's sales efforts.

        3. COMPENSATION.
           ------------

           (a) BASE SALARY. As base compensation for the services to be rendered
               -----------
by the Executive hereunder, the Corporation agrees to pay Executive an annual base salary in the amount of $100,000, such salary to be paid in equal weekly installments.

           (b) SALES COMMISSIONS ON PERSONAL SALES. As additional compensation,
               -----------------------------------
the Corporation agrees to pay Executive sales commissions of 1.5% of the Net Wholesale Selling Price on all of the Executive's "Personal Sales", which shall mean any sales of one-time use cameras (or any other products that the Corporation and Executive mutually agree shall be covered by this paragraph) based on an authorized sales program, directly handled as a house account from start to finish by Executive. "Net Wholesale Selling Price" is the price billed to the customer less credits, claims, allowances, adjustments and freight.

           (c) OVERRIDE ON SALES OF ONE-TIME USE CAMERAS. The Corporation shall
               -----------------------------------------
also pay the Executive an override commission of 1% of the Net Wholesale Selling Price (as defined in Paragraph 3(b)) on all sales of one-time use cameras or any other products that the Corporation and Executive mutually agree shall be covered by this paragraph, based on an authorized sales program to new accounts generated by external Corporation sales representatives.


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           (d) PAYMENT OF COMMISSIONS. All commissions earned in accordance with
               ----------------------
the foregoing Paragraphs 3(b) and 3(c) shall be paid on a calendar quarterly basis, with the first payment to be made within ten days after the end of the September 30, 1997 quarter and each subsequent commission to be paid within ten days after the end of each subsequent quarter. The commissions earned shall be payable in cash or in equivalent stock options, at Executive's election. Any options granted to Executive under this provision shall be immediately exercisable from the date of grant for a period of five years at an exercise price equivalent to 50% of the closing market price of the Corporation's common stock as of the date of grant.

           (e) PERFORMANCE BONUS. The Corporation also agrees to pay Executive
               -----------------
the following performance bonus for each year (with each year ending on June 30) of employment hereunder on all sales of one-time use cameras, or any other products that the Corporation and Executive mutually agree shall be covered by this paragraph. The performance bonus will be paid in the form of the Corporation's stock options based on the following:

         FOR YEAR 1:
         -----------

                         MINIMUM                        NUMBER OF
                   NUMBER OF UNITS SOLD              OPTIONS AWARDED
                   --------------------              ---------------

                        1,000,000                         21,500
                        2,000,000                         30,000
                        3,000,000                         42,800

         FOR YEAR 2:
         -----------

                         MINIMUM                        NUMBER OF
                   NUMBER OF UNITS SOLD              OPTIONS AWARDED
                   --------------------              ---------------

                        1,000,000                         21,500
                        2,000,000                         30,000
                        3,000,000                         42,800

         FOR YEAR 3:
         -----------

                         MINIMUM                        NUMBER OF
                   NUMBER OF UNITS SOLD              OPTIONS AWARDED
                   --------------------              ---------------

                        1,000,000                         21,500
                        2,000,000                         30,000
                        3,000,000                         42,800

        The option awards shall not be prorated but shall be granted when the indicated number of minimum units are sold. Thus, for example, in Year 1, if less than 1,000,000 units are sold, no options shall be earned and if more than


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1,000,000 but less than 2,000,000 units are sold, 21,500 options shall be earned. Any options to be awarded under this Subparagraph shall be awarded as of the end of the year (June 30) at an exercise price equivalent to 50% of the closing market price of the Corporation's Common Stock as of that date and shall be immediately exercisable from the date of grant for a period of five (5) years.

           (f) All cash compensation payable under this Paragraph 3 shall be reduced by social security and federal withholding taxes as required by law.

        4. INITIAL GRANT OF OPTIONS. As a signing bonus, the Corporation shall
           ------------------------
grant to Executive as of the date hereof and pursuant to a separate Stock Option Agreement, 15,000 stock options. The options shall be immediately exercisable for a period of three years from the date hereof at an exercise price of $.15 per share.

        5. EXPENSE REIMBURSEMENT. Executive shall be entitled, on a basis
           ---------------------
consistent with the Corporation's policy applicable to its executives, to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by him in the performance of his obligations hereunder. The Corporation shall reimburse Executive for such expenses upon presentation to the Corporation, within a reasonable time after such expenses are incurred, of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Corporation may from time to time require under its established policies and procedures.

        6. OTHER BENEFITS.
           --------------

           (a) CAR ALLOWANCE. The Corporation shall also pay the executive an
               -------------
allowance to cover the cost of leasing an automobile of his choice, with such allowance not to exceed $600 per month, and shall also pay for the cost of automobile insurance.

           (b) PARTICIPATION IN BENEFIT PLANS. Executive shall be entitled to
               ------------------------------
participate in or benefit from, in accordance with the eligibility and other provisions thereof, any such medical insurance, pension, retirement, life insurance, bonus, profit-sharing, or other fringe benefit plans or policies as the Corporation may make available to, or have in effect for, its executive personnel from time to time, including, without limitation, those plans set forth on Schedule "A". Plans and benefits may be modified or eliminated by the Corporation from time to time as it determines in its sole discretion.

           (c) VACATION. Executive shall be entitled to a minimum of three (3)
               --------
weeks of paid vacation each calendar year.

        7. TERMINATION ON DISABILITY OR DEATH.
           -----------------------------------

           (a) In the event that Executive is unable to perform his services to the Corporation by reason of physical or mental disability or incapacity for a period of more than three successive months, the Corporation may terminate this Agreement. Periods of disability shall not be counted as successive if Executive


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has returned to work for at least one month between such periods of disability.
To the extent that the Corporation maintains disability insurance for the benefit of Executive, any compensation paid to Executive by the Corporation during the term of Executive's disability shall be repaid to the Corporation to the extent that the Executive receives disability benefits for the same time period. Once disability benefits have begun, any compensation due under this Agreement shall be reduced by the same amount received by Executive. Executive's employment shall terminate immediately upon his death.

           (b) Upon termination of Executive's employment by reason of his death or disability as aforesaid, Executive, or in the case of Executive's death, Executive's personal representatives, shall be entitled to receive all base compensation earned or accrued to the date of such termination and not theretofore paid.

        8. TERMINATION FOR CERTAIN CAUSES. In the event of (i) the conviction of
           ------------------------------
the Executive of any felony under federal or state law, or (ii) willful gross misconduct of Executive in the performance of his duties hereunder; (iii) a material breach of any of the provisions of this Agreement, where such breach has not been cured by Executive within a period of ten days of receipt of written notice from the Corporation of proposed termination specifying the particular breach; (iv) Executive's abuse of alcohol or illegal drugs, unless, in the sole discretion of the Corporation, the Executive shall successfully complete a qualified rehabilitation program; (v) any act of theft or fraud by the Executive against the Corporation.

        9. DISCLOSURE AND ASSIGNMENT OF DISCOVERIES.
           ----------------------------------------

           (a) Executive hereby covenants and agrees to disclose promptly and fully, in writing, whenever possible, to the Corporation and its attorneys and designated representatives, without additional compensation, all ideas, formulae, programs, systems, devices, inventions, processes, business concepts, discoveries, improvements, developments, works of authorship, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protectable relating to the business and products of the Corporation (together, the "Developments"), which he may conceive, develop, reduce to practice, acquire or make, along or jointly with others:

               (i) during the term of his employment with the Corporation, whether during or outside of the usual hours of work;

               (ii) within a period of two years after termination of his employment with the Corporation; and

               (iii) at any time after termination of his employment with the Corporation, if such Developments arise out of any work done or concepts developed by Executive, alone or with others, during his employment by the Corporation.

Executive hereby agrees that all of his right, title, and interest in and to such Developments shall be deemed as held by him in a fiduciary capacity solely


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for the benefit of the Corporation, shall be the sole and exclusive property of the Corporation and shall be subject to the confidentiality provisions of Paragraph 11 as confidential information of the Corporation.

           (b) Executive, when required to do so, either during or after the term of his employment with the Corporation, shall:

               (i) assign and convey to the Corporation his entire right, title and interest in and to the Developments to the extent not owned by the Corporation as a matter of law from the time of their creation and execute, acknowledge and deliver all such further instruments and documents, in form and substance satisfactory to the Corporation, as it shall deem reasonably necessary or advisable to evidence the vesting in the Corporation of all right, title and interest of Executive in and to the Developments;

               (ii) assist the Corporation and its agents in preparing patent applications, domestic and foreign, covering the Developments;

               (iii) sign and deliver all such applications and assignments of the same to the Corporation; and

               (iv) generally give all information and testimony, sign all papers and do all things which may be needed or requested by the Corporation to the end that the Corporation may obtain, extend, reissue, maintain and enforce United States and foreign patents covering the Developments.

           (c) Executive hereby irrevocably nominates and appoints the Corporation his attorney-in-fact to sign and deliver all such papers, and perform all such acts, mentioned in Paragraph 9(b), in the event of Executive's absence, unavailability, refusal, or death, such nomination and appoint hereby being granted with full authority in the premises, and such authority to be deemed coupled with an interest vested in the Corporation.

           (d) The Corporation agrees to bear all expenses which it causes to be incurred in obtaining, extending, issuing, maintaining and enforcing such patents and in investing and perfecting title thereto in the Corporation, and agrees further to pay Executive for any time which it may require of him therefore, and for any services that may be required of him pursuant to Paragraph 9(b), subsequent to the termination of his employment with the Corporation, such payment to be at an hourly rate equivalent to that at which Executive is paid at the time of the termination of his employment by the Corporation.

           (e) In the event of the unenforceability of all or part of the foregoing provisions in this Paragraph 9, as determined by a court of competent jurisdiction, Executive hereby transfers and assigns to the Corporation such lesser interests in the Developments, including without limitation, any and all United States and foreign patent rights therein and renewals thereof, as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, and without limitation, Executive shall be deemed to have granted to the Corporation not less than an irrevocable, non-exclusive license, with the right to sublicense others, to manufacture, use,



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lease and sell the Developments which have not been assigned to the Corporation under the provisions of Paragraph 9(b), without payment of any royalty.

         10. CONFIDENTIALITY.
             ---------------

           (a) Executive understands and hereby acknowledges that as a result of his employment with the Corporation, he will necessarily become informed of, and have access to, certain valuable and confidential information of the Corporation and any of its subsidiaries, joint ventures and affiliates, including, without limitation, inventions, trade secrets, technical information, know-how, plans, specifications, identity of customers and suppliers, and that such information, even though it may be developed or otherwise acquired by Executive, is the exclusive property of the Corporation to be held by Executive in trust and solely for the Corporation's benefit. Accordingly, Executive hereby agrees that he shall not, at any time, either during or subsequent to his employment hereunder, use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Corporation's confidential information without the prior written consent of the Corporation, except to responsible officers and employees of the Corporation and other responsible persons who are in contractual or fiduciary relationship with the Corporation or who have a need for such information for purposes in the interest of the Corporation, and except for such information for purposes in the interest of the Corporation, and except for such information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Executive.

           (b) Upon the termination of his employment with the Corporation for any reason whatsoever, Executive shall promptly deliver to the Corporation all drawings, manuals, letters, notes, notebooks, reports and copies thereof, and all other materials, including, without limitation, those of a secret and confidential nature, relating to the Corporation's business which are in Executive's possession or control.

        11. NON-COMPETITION. Executive agrees that, during the term of this
            ---------------
Agreement and for a period of one year after the expiration or termination of his employment with the Corporation, he shall not, anywhere in the United States of America or elsewhere in the world (or in such small area or for such lesser period as may be determined by a court of competent jurisdiction to be a reasonable limitation on the competitive activity of Executive), directly or indirectly:

               (i) engage in a competitive line of business to the business carried on by the Corporation, either for his own account or with or for anyone else;

               (ii) solicit or attempt to solicit business of any customers of the Corporation for products or services the same or similar to those offered, sold, produced or under development by the Corporation;


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               (iii) otherwise divert or attempt to divert from the Corporation any business whatsoever;

               (iv) solicit or attempt to solicit for any business endeavor any employee of the Corporation;

               (v) interfere with any business relationship between the Corporation and any other person; or

               (vi) render any services as an officer, director, employee, partner, consultant or otherwise to, or have any interest as a partner, lender or otherwise in, any person which is so engaged.

For purposes of subparagraph 11(i) and (ii) it shall not be deemed a violation of these subparagraphs if after the expiration or termination of this Agreement, Executive, either for his own account or with or for anyone else engages in the sale, manufacture, distribution or marketing of products or services that are not at that time sold, manufactured distributed or marketed by the Corporation.

        12. REMEDIES. Because the Corporation does not have an adequate remedy
            --------
at law to protect its business from Executive's competition or to protect its interests in its trade secrets, privileged, proprietary or confidential information and similar commercial assets, the Corporation shall be entitled to injunctive relief, in addition to such other remedies and relief that would, in the event of a breach of the provisions of Paragraphs 9, 10, and 11, be available to the Corporation. In the event of such a breach, in addition to any other remedies, the Corporation shall be entitled to receive from Executive payment of, or reimbursement for, its reasonable attorneys' fees and disbursements incurred in enforcing any such provision.

         13. SURVIVAL. The provisions of Paragraphs 9, 10, and 11 shall survive
             --------
termination of this Agreement for any reason.

        14. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding
            ----------------
of the parties and merges and supersedes any prior or contemporaneous agreements between the parties pertaining to the subject matter hereof. This Agreement may not be changed or terminated orally, and no change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced; PROVIDED, HOWEVER, that Executive's compensation may be increased at any time by the Corporation without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations hereof shall not be construed to be a waiver of such provisions by such party nor to in any way affect the validity of this Agreement of such party's right thereafter to enforce any provision of this Agreement, nor to preclude such party from taking any other action at any time which it would legally be entitled to take.


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        15. SUCCESSORS AND ASSIGNS. Neither party shall have the right to assign
            ----------------------
this personal Agreement, or any rights or obligations hereunder, without the consent of the other party; PROVIDED, HOWEVER, that upon the sale of all or substantially all of the assets, business and goodwill of the Corporation to another corporation, or upon the merger or consolidation of the Corporation with another corporation, this Agreement shall inure to the benefit of, and be binding upon, both Executive and the corporation purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other corporation were the Corporation. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

        16. ADDITIONAL ACTS. Executive and the Corporation each agrees that he
            ---------------
or it shall, as often as requested to do so, execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

        17. COMMUNICATIONS. All notices, requests, demands and other
            --------------
communications under this Agreement shall be in writing and shall be deemed to have been given at the time when mailed in any United States post office enclosed in a registered or certified postage prepaid envelope and addressed to the addresses set forth at the beginning of this Agreement, or to such other address as any party may specify by notice to the other party; PROVIDED, HOWEVER, that any notice of change of address shall be effective only upon receipt.

        18. CONSTRUCTION. The headings of the paragraphs of this Agreement have
            ------------
been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions hereof. References in this Agreement to Paragraphs are to the paragraphs of this Agreement.

        19. COUNTERPARTS. This Agreement may be executed in multiple
            ------------
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

        20. SEVERABILITY. If any provision of this Agreement is held to be
            ------------
invalid or unenforceable by a court or tribunal of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

        21. GOVERNING LAW. This Agreement is made and executed and shall be
            -------------
governed by the laws of the State of Florida (excluding rules relating to conflict of laws).


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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                              PSI INDUSTRIES, INC.



_____________________________                 By:_______________________________
GEORGE ERFURT, Executive                           BEN COHEN, President





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                                   SCHEDULE A
                                   ----------



1.    Deferred Compensation Plan

2.    Major Medical and Dental Insurance Plan

3. 401(k) Plan, if and when implemented.

4.    1996 Stock Option Plan.